As filed with the Securities and Exchange Commission on    June 14, 1996
                                              Registration No. 333-03011
======================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                       ------------------------
                                FORM S-3/A
                     Pre-Effective Amendment No. 1
                                 to
                        Registration Statement
                                 Under
                      The Securities Act of 1933
                       -------------------------

                         ILLINOVA CORPORATION
        (Exact Name of Registrant as Specified in Its Charter)

     Illinois                                          37-1319890
     (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)                Identification No.)

     Illinova Corporation                    Larry D. Haab
     500 South 27th Street                   500 South 27th Street
     Decatur, Illinois 62525                 Decatur, Illinois 62525
     (217) 424-6600                          (217) 424-6600
(Address, Including Zip Code,           (Name, Address, Including
and Telephone Number, Including         Zip Code, and Telephone Number,
Area Code, of Registrant's              Including Area Code, of Agent
Principal Executive Offices)            for Service)
                            With a Copy to:
                         Robert J. Regan, Esq.
                         Schiff Hardin & Waite
                           7200 Sears Tower
                        Chicago, Illinois 60606
                            (312) 876-1000
                      --------------------------
     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       -------------------------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

======================================================================

======================================================    ===========================================
     No dealer, salesman or other person has been
authorized to give any information or to make any
representations in connection with this offering other
than those contained in this Prospectus, and, if given                           ILLINOVA
or made, such information or representations must not                          CORPORATION
be relied upon as having been authorized by the
Company.  This Prospectus does not constitute an offer
to sell, or a solicitation of an offer to buy, any of
the securities offered hereby in any jurisdiction to
any person to whom it is unlawful to make such offer
or solicitation in such jurisdiction.  Neither the                           5,000,000 shares
delivery of this Prospectus nor any sale made
hereunder shall, under any circumstances, create any
implication that there has been no change in the
affaris of the Company or of the Plan since the date
of this Prospectus or that the information set forth
herein is correct as of any time subsequent to the
date hereof or the date of filing of any documents                            Common Stock
incorporated by reference herein.                                          (without par value)

- ------------------------------------------------------                    ---------------------

                  TABLE OF CONTENTS                                        P R O S P E C T U S

                                                                          ---------------------
Available Information . . . . . . . . . . . . . . .  2

Incorporation of Certain Documents by Reference . .  2
                                                                                 ILLINOVA
The Company and its Subsidiaries. . . . . . . . . .  3                          INVESTMENT
                                                                                   PLUS
Use of Proceeds . . . . . . . . . . . . . . . . . .  3

Illinova Investment Plus. . . . . . . . . . . . . .  4

Plan of Distribution. . . . . . . . . . . . . . . . 16

Description of Capital Stock. . . . . . . . . . . . 17

Experts . . . . . . . . . . . . . . . . . . . . . . 17

Legal Matters . . . . . . . . . . . . . . . . . . . 17                         June __, 1996

======================================================    ======================================================

PROSPECTUS
                         ILLINOVA CORPORATION
                           5,000,000 SHARES
                             COMMON STOCK
                       ILLINOVA INVESTMENT PLUS
     Illinova Investment Plus (the "Plan") of Illinova Corporation (the "Company") is designed to provide investors with a convenient way to purchase shares of the Company's common stock, without par value ("Common Stock"), and to reinvest all or a portion of the cash dividends paid on certain securities (the "Eligible Securities") of the Company and its subsidiary, Illinois Power Company ("Illinois Power") in additional shares of Common Stock. For a listing of Eligible Securities, see "Illinova Investment Plus Eligible Securities."
     Participants in the Plan may:
     o Make an initial investment in Common Stock with a cash payment of at least $250 ($25 in the case of employees of the Company or its subsidiaries).
     o Reinvest all or a portion of cash dividends paid on Eligible Securities registered in their names or Common Stock credited to their Plan accounts in additional shares of Common Stock.
     o Increase their investment in Common Stock by making optional cash investments at any time.
     o Receive, upon written request, certificates for whole shares of Common Stock credited to their Plan accounts.
     o Deposit certificates representing Common Stock into the Plan for safekeeping.
     o Sell shares of Common Stock credited to their Plan accounts through the Plan.
     Shares of Common Stock purchased under the Plan will, at the option of the Company, be newly issued shares or treasury shares purchased directly from the Company, or shares purchased in the open market or in privately negotiated transactions. Any open market or privately negotiated purchases will be effected through an Independent Agent (as hereinafter defined) selected by the Company. The Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange. The closing price of the Common Stock on April 26, 1996 on the New York Stock Exchange was $25 3/4.
     The purchase price of newly issued or treasury shares of Common Stock purchased under the Plan for an Investment Date (as hereinafter defined) will be the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in the Midwest Edition of The Wall Street Journal on the Investment Date. The price of shares of Common Stock purchased or sold in the open market or in privately negotiated transactions will be the weighted average price per share of the aggregate number of shares purchased or sold, as the case may be, with respect to the relevant Investment Date. The Company will pay the costs of administration of the Plan and any brokerage commissions and service charges related to shares purchased under the Plan; however, Participants will bear the costs of any brokerage commissions and any applicable transfer taxes and service charges related to shares sold under the Plan.

     To the extent required by applicable law in certain
jurisdictions, shares of Common Stock offered under the Plan to persons not presently record holders of Common Stock are offered only through a registered broker/dealer in such jurisdictions.
     This Prospectus contains a summary of the material provisions of the Plan and should be retained for future reference.
                        ______________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
  COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
       ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        ______________________

            The date of this Prospectus is June __, 1996.

                         AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, information statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and at the 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material may be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, on which exchanges the Common Stock of the Company is listed. In addition, such reports, information statements and other information concerning the Company can be inspected at the principal office of the Company, 500 South 27th Street, Decatur, Illinois 62525.

     This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the Registration Statement.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference:


          (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1995;

          (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

          (3) the description of the Common Stock contained in the Company's Registration Statement on Form 8-B dated May 5, 1994 and the Prospectus dated December 20, 1993 contained in the Company's Registration Statement on Form S-4 (Reg. No. 33-51053).


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates. Requests for such copies should be directed to the Shareholder Services Department, Illinova Corporation, 500 South 27th Street, Decatur, Illinois 62525, telephone number 1-800-800-8220.


                   THE COMPANY AND ITS SUBSIDIARIES

     The Company is a holding company organized in Illinois on May 27, 1994. It has three principal operating subsidiaries: Illinois Power, a combination electric and gas utility; Illinova Generating Company, an independent power company which invests in energy-related projects and competes in the independent power market; and Illinova Power Marketing, Inc., an entity active in the business of brokering and marketing electric power and gas to various customers. Illinois Power's financial position and results of operation are currently the principal factors affecting the Company's consolidated financial position and results of operation.

     Illinois Power is engaged in the generation, transmission, distribution and sale of electric energy and the distribution and sale of natural gas in the State of Illinois. Its service area is a widely diversified industrial and agricultural area comprising approximately 15,000 square miles in northern, central and southern Illinois. Electric service is provided at retail to 310 incorporated municipalities, adjacent suburban and rural areas and numerous unincorporated municipalities having an estimated aggregate population of 1,265,000. Gas service is provided to 257 incorporated municipalities, adjacent suburban areas and numerous unincorporated municipalities having an estimated aggregate population of 920,000. The larger cities served include Decatur, East St. Louis (gas only), Champaign, Danville, Belleville, Granite City, Bloomington (electric only), Galesburg, Urbana and Normal (electric only).

     The executive offices of the Company and Illinois Power are located at 500 South 27th Street, Decatur, Illinois 62525, and their telephone number is 1-217-424-6600.

                            USE OF PROCEEDS

     At present, it is expected that purchases of Common Stock under the Plan will be made in the open market and that the Company will not receive any proceeds from these purchases. If newly issued or treasury shares of Common Stock are purchased under the Plan directly from the Company, the Company will use the net proceeds from such sales for general corporate purposes.

                       ILLINOVA INVESTMENT PLUS

Purpose
- -------


     The purpose of the Plan is to provide investors in the Company with a convenient way to purchase shares of Common Stock and to reinvest all or a portion of the cash dividends paid on Eligible Securities in additional shares of Common Stock. Effective July 1, 1996, the Plan will replace, by amendment and restatement, the Automatic Reinvestment and Stock Purchase Plan (the "Reinvestment Plan") and the Employees Stock Ownership Plan (the "Employees Stock Plan") currently offered by the Company. All accounts and all elections, notices, instructions and authorizations under the Reinvestment Plan and the Employees Stock Plan automatically will continue under the Plan, and participants in the Reinvestment Plan and the Employees Stock Plan will continue as Participants in the Plan.
No action by current participants in the Reinvestment Plan and the Employees Stock Plan is required to continue participation in the Plan. If, after reviewing this Prospectus, a participant in the Reinvestment Plan or the Employees Stock Plan does not wish to continue participation in the Plan, such participant should deliver a completed Sale/Transfer/Withdrawal Request Form to the Administrator, as described under "--Termination of Participation by a Participant."


Summary
- -------

     The following is a summary of the material terms and provisions of the Plan and does not purport to be a complete description of all terms and provisions of the Plan. The following summary is qualified in its entirety by reference to all of the terms and provisions of the Plan, which is an exhibit to the Registration Statement.

     o Interested investors who are not employees of the Company or its subsidiaries or record holders of Eligible Securities may become Participants by making an initial investment of at least $250 to purchase Common Stock through the Plan. Employees of the Company or its subsidiaries who are not record holders of Eligible Securities may become Participants by making an initial investment of at least $25.

     o    Record holders of Eligible Securities may become
          Participants by electing to have dividend payments on all or a portion of their Eligible Securities reinvested in Common Stock, or by depositing certificates representing Common Stock into the Plan for safekeeping.

     o Participants may direct that all or a portion of their dividend payments on Eligible Securities be reinvested in additional shares of Common Stock. Dividend payments not reinvested will be paid in the usual manner.

     o In addition to having their dividend payments on Eligible Securities reinvested in Common Stock, Participants may invest additional funds in Common Stock through optional cash investments of at least $25 for any single investment. The Company reserves the right to refuse any optional cash investment which causes an investor's total investment (initial cash investments plus optional cash investments plus dividends reinvested) to exceed $60,000 in any calendar year. Optional cash investments may be made occasionally or at regular intervals, as the Participant desires.

     o Funds paid to the Plan are fully invested in Common Stock through the purchase of whole shares and fractions of shares, and proportionate cash dividends on fractions of shares of Common Stock are used to purchase additional shares of Common Stock.

     o The Plan offers a "safekeeping" service whereby Participants may deposit, free of any service charges, certificates representing Common Stock into the Plan and have their ownership of such Common Stock maintained on the Administrator's records as part of their account. This service can be selected by Participants without participating in any other feature of the Plan.

     o A Participant may direct the Administrator, at any time and at no cost to the Participant, to transfer all or a portion of the shares of Common Stock credited to a Participant's account (including those shares of Common Stock deposited into the Plan for safekeeping) to the account of another Participant (or to set up an account for a new Participant in connection with such transfer) or to send certificate(s) representing such shares to the Participant or another designated person or entity.

     o Participants may sell shares of Common Stock credited to their accounts, including those shares of Common Stock deposited into the Plan for safekeeping, through the Plan.

     o A statement will be mailed to each Participant for each month in which a transaction takes place.

Administration
- --------------


     Administration of the Plan is conducted by the individual (who may be an employee of the Company), bank, trust company or other entity (including the Company) appointed from time to time by the Company to act as administrator of the Plan (the "Administrator"). The Company will be the initial Administrator. The Administrator is responsible for administering the Plan, receiving all cash investments made by Participants, maintaining records of each Participant's account activities, issuing statements of account and performing other duties required by the Plan. The Administrator or its nominee, as custodian, will hold one or more certificates registered in its name representing the aggregate number of whole shares of Common Stock purchased under, or deposited for safekeeping into, the Plan and credited to a Participant's account. The Administrator will forward funds to be used to purchase shares of Common Stock in the open market or in privately negotiated transactions to an agent selected by the Company (an "Independent Agent") that is an "agent independent of the issuer," as that term is defined in the rules and regulations under the Exchange Act. Additionally, the Administrator will promptly forward sales instructions to the Independent Agent. The Independent Agent is responsible for purchasing and selling shares of Common Stock in the open market for a Participant's account in accordance with the provisions of the Plan. The Company believes that its serving as the Administrator of the Plan, rather than having a federally insured bank or a registered broker-dealer serve as the Administrator, poses no material risks to Participants.


     Participants may contact the Administrator by writing to:

          Illinova Corporation
          Shareholder Services Department
          500 South 27th Street
          Decatur, Illinois 62525-1805

or by telephoning toll-free 1-800-800 8220 between 7 a.m. and 4:45 p.m., Monday through Friday, Central Time. Written communications may be sent by telecopier (fax) to 1-217-424 6913.

Eligibility
- -----------

     Any person or entity, whether or not a record holder of Common Stock, is eligible to participate in the Plan, provided that (i) such person or entity fulfills the prerequisites for participation described below under "Enrollment Procedures" and (ii) in the case of citizens or residents of a country other than the United States, its territories or possessions, participation would not violate local laws applicable to the Company, the Plan or the Participant. To the extent required by applicable law in certain jurisdictions, shares of Common Stock offered under the Plan to persons not presently record holders of Common Stock are offered only through a registered broker/dealer in such jurisdictions.

Enrollment Procedures
- ---------------------

     Eligible applicants may join the Plan at any time after being furnished with a copy of this Prospectus by completing and signing an enrollment form ("Enrollment Form") in the manner set forth below. Requests for copies of Enrollment Forms, as well as copies of other Plan forms and this Prospectus, should be made in writing or by telephone to the Administrator's address and telephone numbers listed in " Administration" above. Record holders of Eligible Securities should be sure to sign their name(s) on the Enrollment Form exactly as they appear on their certificates.

     In order to become a Participant in the Plan, an eligible applicant must complete and sign an Enrollment Form and return it to the Administrator and (i) make an initial cash investment, (ii) elect to have cash dividends paid on Eligible Securities of which such applicant is the record holder invested in Common Stock, or (iii) deposit certificates representing shares of Common Stock into the Plan for safekeeping.

     Beneficial owners of Eligible Securities registered in "street name" (e.g., in the name of a bank, broker, or trustee) may participate in the Plan with respect to such securities by either (i) transferring those Eligible Securities which they wish to be subject to the Plan into their own name and depositing shares of Common Stock into the Plan for safekeeping and/or electing to reinvest cash dividend payments on such Eligible Securities in Common Stock or (ii) making arrangements with the record or registered holder (e.g., their bank, broker or trustee who will become the Participant) of such securities to participate in the Plan on the beneficial owner's behalf.

     Holders of Common Stock currently participating in the Company's Reinvestment Plan or Employee Stock Plan will automatically be Participants in the Plan without sending in a new Enrollment Form. However, Participants who wish to change their participation in any way (e.g., from partial to full reinvestment) must submit a new Enrollment Form.

     Enrollment Forms will be processed as promptly as practicable. A person will become a Participant after a properly completed Enrollment Form has been received and accepted by the Administrator.

Eligible Securities
- -------------------

     The following equity securities of the Company and Illinois Power are Eligible Securities:

     o Illinova Common Stock (including shares of Common Stock purchased through the Plan)

     o    Illinois Power Serial Preferred Stock, $50 par value

               o    4.08% Series Preferred Stock

               o    4.26% Series Preferred Stock

               o    4.70% Series Preferred Stock

               o    4.42% Series Preferred Stock

               o    4.20% Series Preferred Stock

               o    7.75% Series Preferred Stock

     o    Illinois Power Serial Preferred Stock, without par value

               o    Adjustable Rate Series A Preferred Stock


     In addition, the Company may from time to time designate, in its sole discretion, other equity or debt securities of the Company and its subsidiaries as Eligible Securities by notifying the Administrator in writing of such designation.

Initial Cash Investments and Optional Cash Investments
- ------------------------------------------------------

     Interested investors who are not employees of the Company or its subsidiaries or record holders of Eligible Securities must include an initial cash investment of at least $250 with their completed Enrollment Form. Employees of the Company or its subsidiaries who are not record holders of Eligible Securities must include an initial cash investment of at least $25 with their completed Enrollment Form. Such investments may be made (i) by personal check or money order payable to Illinova Investment Plus, (ii) by direct debit or (iii) for employees of the Company or its subsidiaries, by automatic payroll deduction. DO NOT SEND CASH.

     Participants may make optional cash investments by delivering to the Administrator a completed Enrollment Form. Such investments may be made (i) by personal check or money order payable to Illinova Investment Plus, (ii) by direct debit or (iii) for employees of the Company or its subsidiaries, by automatic payroll deduction. DO NOT SEND CASH. Optional cash investments must be at least $25 for any single investment. The Company reserves the right to refuse any optional cash investment which causes an investor's total investment (initial cash investments plus optional cash investments plus dividends reinvested) to exceed $60,000 in any calendar year. There is no obligation to make any optional cash investment and the amount and timing of such investments may vary from time to time.

     Employees participating in the Plan may arrange for initial and optional cash investments under the Plan to be made through payroll deductions. A payroll deduction for an initial cash investment must be for at least $25 in a single pay period, and payroll deductions for optional cash investments may be in even multiples of $1, but not less than $5 per pay period. To initiate payroll deduction, an employee must complete, sign and return to the Administrator a Payroll Deduction Authorization Form.


     After the Payroll Deduction Authorization Form has been received by the Administrator and the authority for the payroll deduction has been noted on the Company's payroll records, the Company will withhold each month the amount authorized. The amount withheld from a paycheck will be forwarded to the Administrator, and the Administrator will invest the funds in Common Stock beginning on the first Investment Date following receipt thereof by the Administrator.

     The amount of payroll deduction can be revised, changed or terminated at any time by written notice to the Administrator.
Commencement, revision or termination of payroll deductions will become effective as soon as practicable after an employee's request is received by the Administrator.

     An Investment Date will occur twice every month. Initial and optional cash investments will be invested in Common Stock beginning on the first Investment Date following their receipt by the Administrator; provided, that such investments must be received by the Administrator no later than two business days prior to an Investment Date to be invested beginning on that Investment Date. Otherwise, the investment may be held by the Administrator and invested beginning on the next Investment Date. The Administrator may temporarily invest initial and optional cash investments and dividend payments, either directly or indirectly, in U.S. government obligations or other similar temporary investments approved by the Company ("Temporary Investments"). Earnings from Temporary Investments will be used by the Company to defray costs of administering the Plan. Any losses to the Plan resulting from the Administrator purchasing Temporary Investments will be reimbursed by the Company. No interest will be paid on funds held by the Administrator pending investment.

     Upon a Participant's written request, received by the Administrator no later than two business days prior to the applicable Investment Date, initial and optional cash investments not already invested in Common Stock will be returned to the Participant. However, no refund of a check or money order will be made until the funds from such instruments have been actually collected by the Administrator. Accordingly, such refunds may be significantly delayed. If the written request to stop investment is received by the Administrator within two business days prior to an Investment Date, initial and optional cash investments then held by the Administrator will be invested in Common Stock on such Investment Date.

     All initial and optional cash investments are subject to collection by the Administrator of full face value in U.S. funds. The method of delivery of any initial and optional cash investment is at the election and risk of the Participant or interested investor and will be deemed received when actually received by the Administrator. If the delivery is by mail, it is recommended that the Participant or interested investor use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Investment Date.

     Cash dividends paid on shares of Common Stock credited to a Participant's account that were purchased through the Plan with initial and optional cash investments will be reinvested in shares of Common Stock in accordance with the Participant's reinvestment election designated on a completed Enrollment Form.

     Funds payable to a Participant or an interested investor as a result of the redemption, tender or maturity, including accrued interest and premium, if any, of any of the Eligible Securities of which such Participant or interested investor is the record holder may be invested in Common Stock through the Plan at the request of such holder by delivering a properly completed Enrollment Form covering such Eligible Securities to the Administrator. Any amounts invested in Common Stock through the Plan as described in the previous sentence will be treated as optional cash investments in determining the Company's right to refuse optional cash investments which cause an investor's total investment (initial cash investments plus optional cash investments plus dividends reinvested) to exceed $60,000 in any calendar year.

Reinvestment of Cash Dividend Payments
- --------------------------------------


     Participants may elect to reinvest all or a portion of cash dividends paid on all or a portion of Eligible Securities registered in their names, Common Stock purchased through the Plan and credited to their accounts and Common Stock deposited into the Plan for safekeeping, by designating such election on their Enrollment Form. If a Participant does not make an election, cash dividends paid on shares of Common Stock credited to a Participant's account that were purchased through the Plan or deposited into the Plan for safekeeping will be paid in cash, by check or, if elected by the Participant, by direct deposit. Participants electing partial reinvestment of cash dividend payments on any Eligible Securities must designate the specific security for which such partial reinvestment is desired and the whole dollar amount or whole number of shares for which reinvestment is desired. Once a Participant elects reinvestment, cash dividend payments made on the designated Eligible Securities will be reinvested in shares of Common Stock. The amount so reinvested will be reduced by any amount which is required to be withheld under any applicable tax or other statutes. If the Participant has specified partial reinvestment, that portion of cash dividend payments not designated for reinvestment will be sent to the Participant by check or direct deposit in the usual manner.


Changing Plan Options
- ---------------------

     A Participant may change Plan options, including (i) changing the reinvestment level (i.e., full, partial or none) of cash dividend payments on Eligible Securities and (ii) changing the designation of Eligible Securities on which cash dividend payments are subject to reinvestment, by delivering written instructions or a new Enrollment Form to the Administrator. To be effective with respect to a particular cash dividend payment, any such instructions must be received by the Administrator on or before the record date relating to such cash dividend payment. If such instructions are not received by the Administrator on or before the record date, the instructions will not become effective until after such dividend is paid. The shares of Common Stock purchased with such funds will be credited to the Participant's account.

Investment Dates
- ----------------

     An "Investment Date" under the Plan will be (i) in any month in which a cash dividend on Common Stock is paid (a "Dividend Payment Date"), normally the 1st day of February, May, August and November of each year, such Dividend Payment Date and the 15th day of the month or, if either day is not a business day, the business day immediately following that day, and (ii) in any month in which no Dividend Payment Date occurs, the 1st and 15th day of the month or, if either day is not a business day, the business day immediately following that day.

Purchases and Sales of Shares Generally
- ---------------------------------------

     Shares of Common Stock purchased for Participants under the Plan will be either newly issued shares or shares held in the treasury of the Company or, at the Company's option, shares of Common Stock purchased in the open market or in privately negotiated transactions by an Independent Agent.

     Purchases of shares of Common Stock from the Company, whether newly issued or treasury shares, will be made on the relevant Investment Date at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in Midwest Edition of The Wall Street Journal on the Investment Date on which such shares are purchased. If no trading occurs in the Common Stock on the Investment Date, the purchase price will be the average of the high and low sales prices on the next preceding trading day.


     Purchases in the open market or in privately negotiated transactions may begin on the relevant Investment Date and should be completed no more than 15 days after that Investment Date. Funds not invested in Common Stock within 30 days of receipt will be promptly returned, without interest, to Participants. The price of any shares of Common Stock purchased or sold in the open market or in privately negotiated transactions for Participants will be the weighted average price per share of the aggregate number of shares purchased or sold, as the case may be, with respect to the relevant Investment Date.


     The number of shares (including any fraction of a share rounded to three decimal places) of Common Stock credited to the account of a Participant for a particular Investment Date will be determined by dividing the total amount of cash dividends, optional cash investments and/or initial cash investments to be invested for such Participant on such Investment Date by the relevant purchase price per share.

     With regard to open market purchases and sales of shares of Common Stock by an Independent Agent, none of the Company, the Administrator (if it is not also the Independent Agent) or any Participant will have any authority or power to direct the time or price at which shares may be purchased or sold, the markets on which the shares are to be purchased or sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions), or the selection of the broker or dealer (other than any Independent Agent) through or from whom purchases and sales may be made. The Independent Agent may commingle each Participant's funds with those of other Participants for the purpose of executing purchase and sale transactions. Dividend and voting rights will commence upon settlement, whether shares are purchased from the Company or any other source.

Safekeeping Service
- -------------------

     At the time of enrollment, or at any later time, Participants may take advantage of the Plan's safekeeping services. Common Stock held in certificate form by a Participant may be deposited into the Plan, to be held by the Administrator or its nominee, by delivering a completed Enrollment Form and the Common Stock certificates to the Administrator. Such certificates should not be endorsed. The shares of Common Stock so deposited will be transferred into the name of the Administrator or its nominee, as custodian, and credited to the Participant's account. Thereafter, such shares of Common Stock will be treated in the same manner as shares of Common Stock purchased under the Plan and credited to the Participant's account. Cash dividends paid on shares of Common Stock credited to a Participant's account that were deposited into the Plan for safekeeping will be reinvested in shares of Common Stock in accordance with the Participant's reinvestment election designated on the Enrollment Form.

Sale of Shares of Common Stock
- ------------------------------

     Participants may request, at any time, that all or a portion of the shares of Common Stock credited to their account be sold by delivering to the Administrator a completed Sale/Transfer/Withdrawal Request Form. Only whole shares of Common Stock credited to a Participant's account may be sold under the Plan. The Administrator will forward the sale instructions to an Independent Agent within five business days of receipt (except as described in the following paragraph). An Independent Agent will sell such shares as soon as practicable after processing the request and will transmit to the Participant the proceeds of the sale (less any brokerage commissions and any applicable transfer taxes and service charges). Proceeds of shares of Common Stock sold through the Plan will be paid to the Participant by check.

     If instructions for the sale of shares of Common Stock on which cash dividends are not being reinvested are received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the sale will be processed and a separate check for the dividends will be mailed to the Participant following the Dividend Payment Date. If instructions for the sale of shares of Common Stock on which cash dividends are being reinvested are received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend

Payment Date, the dividends paid on the Dividend Payment Date will be invested in Common Stock through the Plan, and (i) if the Participant's sale instructions cover less than all of the shares of Common Stock credited to his account, the sale of such shares will be processed and the shares purchased with the reinvested dividends will be credited to the Participant's account or (ii) if the Participant's sale instructions cover all of the shares of Common Stock credited to his account, the sale instructions will not be processed until after the dividends have been invested in Common Stock through the Plan at which time all of the shares credited to his account, including the shares purchased with the reinvested dividends, will be sold and the proceeds transmitted to the Participant.

Withdrawal of Shares of Common Stock
- ------------------------------------

     A Participant may withdraw some or all of the Common Stock credited to his account from the Plan at any time by delivering to the Administrator (i) a completed Sale/Transfer/Withdrawal Request Form, if the Participant will be the record holder of such Common Stock after withdrawal, or (ii) a completed Sale/Transfer/Withdrawal Request Form and a stock assignment (stock power), if the Participant will not be the record holder of the Common Stock after withdrawal. Upon the Administrator's receipt of the proper documentation, certificates representing the designated Common Stock will be sent to the Participant, the Participant's broker or any other person that the Participant has designated.

     If a completed Sale/Transfer/Withdrawal Request Form with regard to shares of Common Stock credited to a Participant's account on which cash dividends are not being reinvested is received on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the withdrawal will be processed and a separate check for the dividends will be mailed to the Participant following the Dividend Payment Date. If a completed Sale/Transfer/Withdrawal Request Form with regard to shares of Common Stock credited to a Participant's account on which cash dividends are being reinvested is received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the dividends paid on the Dividend Payment Date will be invested in Common Stock through the Plan, and (i) if the Participant's withdrawal instructions cover less than all of the shares of Common Stock credited to his account, the withdrawal of such shares will be processed and the shares purchased with the reinvested dividends will be credited to the Participant's account or (ii) if the Participant's withdrawal instructions cover all of the shares of Common Stock credited to his account, the withdrawal instructions will not be processed until after the dividends have been invested in Common Stock through the Plan, at which time certificates representing all of the shares credited to his account, including the shares purchased with the reinvested dividends, will be sent to the Participant or other designated recipient.

     Certificates representing whole shares of Common Stock withdrawn from the Plan will be sent to the Participant or designated recipient by First Class Mail as soon as practicable following the Administrator's receipt of the required documentation, subject to the provisions of the preceding paragraph. Withdrawal of shares of Common Stock does not affect reinvestment of cash dividends on the shares withdrawn unless (i) the Participant is no longer the record holder of such shares, (ii) such reinvestment is changed by the Participant by delivering a completed Enrollment Form to the Administrator or (iii) the Participant has terminated his participation in the Plan.

Transfer of Eligible Securities
- -------------------------------

     Beneficial owners of Eligible Securities held in "street name" (e.g., in the name of a bank, broker or trustee) may participate in the Plan with respect to such securities by either (i) transferring those Eligible Securities which they wish to be subject to the Plan into their own name and depositing shares of Common Stock into the Plan for safekeeping and/or electing to reinvest cash dividend payments on such Eligible Securities in Common Stock or (ii) making arrangements with the record holder (e.g., their bank, broker or trustee who will become the Participant) of such securities to participate in the Plan on the beneficial owner's behalf. In order to transfer such securities under clause (i), a Participant must instruct the "street name" holder to transfer the Eligible Securities to the Participant or in the case of Common Stock to be deposited into the Plan for safekeeping, to the Administrator for credit to the Participant's account. If the person is already a Participant, the Eligible Securities must be transferred to the Participant in the same name in which the Participant's account is registered. If the person does not have an account, participation in the Plan will commence when the Eligible Securities are registered in his name and a properly completed Enrollment Form is received by the Administrator.

Gift or Transfer of Shares of Common Stock Within the Plan
- ----------------------------------------------------------

     If a Participant wishes to transfer, whether by gift, private sale or otherwise, ownership of all or a part of the shares of Common Stock credited to his account to the account of another Participant or to establish by such transfer an account for a person or entity not already a Participant, the Participant may do so by delivering to the Administrator a completed Sale/Transfer/Withdrawal Request Form and a stock assignment (stock power). The transfer will be effected as soon as practicable following the Administrator's receipt of the required documentation. No fraction of a share of Common Stock credited to a Participant's account may be transferred unless the Participant's entire account is transferred. Requests for interaccount transfers are subject to the same requirements as for the transfer of securities generally.

     Shares of Common Stock so transferred will be credited to the transferee's account. Unless a transferee who is already a Participant otherwise directs the Administrator in writing by completion of an Enrollment Form, the reinvestment of cash dividends on the transferred shares will be made in proportion to the reinvestment level (i.e., full, partial or none) of the other shares of Common Stock credited to the transferee's account. If the transferee is not already a Participant, an account will be opened in the transferee's name and he may make elections with regard to reinvestment of cash dividends on such transferred shares and other services provided by the Plan on the Enrollment Form that is provided to him. Unless otherwise requested by the transferor, transferees will be sent a Statement of Account showing the transfer of such shares into their accounts. The transferor may request that such Statement of Account be returned to the transferor for personal delivery and/or that a gift certificate be provided. The transferor may send the gift certificate directly or request that it be sent by the Administrator to the transferee with the first Statement of Account.

Reinvestment of Dividends on Remaining Shares
- ---------------------------------------------

     If a Participant is reinvesting cash dividends paid on only a portion of the shares of Common Stock credited to his account through the Plan and the Participant elects to sell, withdraw or transfer a portion of such shares, cash dividends on the remainder of the shares credited to his account, up to the number of shares designated for reinvestment prior to such sale, withdrawal or transfer, will continue to be reinvested through the Plan, except where the Participant gives specific instructions to the contrary in connection with such sale, withdrawal or transfer. For example, if a Participant who had elected to have cash dividends reinvested through the Plan on 50 shares of a total of 100 shares of Common Stock credited to his account elected to sell, withdraw or transfer 25 shares, cash dividends on 50 shares of the remaining 75 shares credited to his account would be reinvested through the Plan. If instead the Participant elected to sell, withdraw or transfer 75 shares, cash dividends on the remaining 25 shares credited to his account would be reinvested through the Plan.

Reports to Participants
- -----------------------

     Each Participant will receive a statement of account for each month in which an investment, reinvestment, deposit, transfer, withdrawal, sale or any other transaction takes place. Participants should retain these statements of account in order to establish the cost basis, for tax purposes, for shares of Common Stock acquired under the Plan.

     Participants will receive copies of all communications sent to holders of Common Stock. This may include quarterly reports to shareholders, annual reports to shareholders, proxy material, and Internal Revenue Service information, if appropriate, for reporting dividend income. All notices, Statements of Account and other communications from the Administrator to Participants will be addressed to the latest address of record. Therefore, it is important that Participants promptly notify the Administrator of any change of address.

Certificates for Shares
- -----------------------

     A Participant may obtain, free of charge at any time, a certificate for all or a part of the whole shares of Common Stock credited to his account upon written request to the Administrator. Such certificate(s) will be mailed by First Class Mail, within two business days of the Administrator's receipt of the written request, to the Participant's address of record. Any remaining whole or fractions of shares of Common Stock will continue to be credited to the Participant's account.

     Except for transfers described in "Gift or Transfer of Shares of Common Stock Within the Plan," shares of Common Stock credited to a Participant's account may not be pledged or assigned. A Participant who wishes to pledge or assign shares of Common Stock must request that they be withdrawn from the Plan.

     Certificates for fractions of shares of Common Stock will not be issued under any circumstances.

Termination of Participation by a Participant
- ---------------------------------------------

     A Participant may at any time terminate his participation in the Plan by delivering a completed Sale/Transfer/Withdrawal Request Form to the Administrator. Upon the Administrator's receipt of such written notification, the Participant will receive (i) a certificate for all of the whole shares of Common Stock credited to his account,
(ii) a check for any dividends and cash investments credited to his account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to his account. Such fraction of a share will be valued at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in the Midwest Edition of The Wall Street Journal for the trading day preceding the date of receipt of a completed Sale/ Transfer/Withdrawal Request Form.

Costs
- -----

     The Company will pay all administrative costs and expenses associated with the Plan. In addition, the Company will pay any brokerage commissions and any applicable transfer taxes and service charges related to shares purchased under the Plan. Investment income from Temporary Investments held by the Administrator will be used to defray costs of administering the Plan. Participants requesting that the shares of Common Stock credited to their accounts be sold in the open market will be required to pay any brokerage commissions and any applicable transfer taxes and services charges with respect to any shares of Common Stock sold. Such costs will be included as adjustments to sales prices.

Federal Income Tax Consequences
- -------------------------------

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE EFFECT OF SUCH TAX CONSEQUENCES UPON ANY PARTICIPANT WILL DEPEND UPON SUCH PARTICIPANT'S INDIVIDUAL CIRCUMSTANCES WHICH, TOGETHER WITH THE STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATION, SHOULD BE DISCUSSED BY EACH PARTICIPANT WITH HIS TAX ADVISOR.

     A Participant will be required to include in income for federal income tax purposes the amount of cash dividends paid on Eligible Securities and shares of Common Stock credited to his account which are reinvested in Common Stock under the Plan even though no such amount is actually received by the Participant in cash, but instead is applied to the purchase of shares of Common Stock for the Participant's account. If shares are purchased in the open market a Participant will also be required to include in income for federal income tax purposes an allocable share of any brokerage commissions incurred to purchase such shares.

     A Participant's tax basis for shares of Common Stock purchased under the Plan will be equal to the price at which the shares are credited by the Administrator to the Participant's account. If shares are purchased in the open market, the allocable shares of any brokerage commissions incurred are added to a Participant's tax basis. Shares of Common Stock purchased under the Plan will have a holding period beginning on the day after the shares are allocated to the Participant's account.

     A Participant will not realize any taxable income when he receives certificates for whole shares credited to his account under the Plan. Gain or loss will be recognized by the Participant when he sells such whole shares and will be recognized by a Participant when a fractional share credited to his account is sold pursuant to the terms of the Plan.

Miscellaneous
- -------------

     Stock Splits, Stock Dividends and Rights Offerings
     --------------------------------------------------

     Any shares or other securities representing stock splits or noncash distributions on shares of Common Stock credited to the account of a Participant will be credited to the Participant's account. Stock splits, combinations, recapitalization and similar events affecting shares of Common Stock credited to a Participant's account will be credited to the Participant's account on a pro rata basis.

     In the event of a rights offering, a Participant will receive rights based upon the total number of shares of Common Stock credited to his account.

     Voting of Proxies
     -----------------


     A Participant will have the exclusive right to exercise all voting rights respecting shares of Common Stock credited to his account. The Administrator will forward all shareholder materials relating to shares of Common Stock credited to a Participant's account to the Participant. A Participant may vote any whole or fractional shares of Common Stock credited to his account in person or by proxy. A Participant's proxy card will include shares of Common
Stock credited to his account and shares of Common Stock registered in his name. Shares of Common Stock credited to a Participant's account will not be voted unless the Participant or his proxy votes them.


     Limitation of Liability
     -----------------------


     The Plan provides that neither the Company, the Administrator (including the Company if it is acting as such) in administering the Plan nor any Independent Agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares of Common Stock are purchased or sold for the Participant's account and the times when such purchases and sales are made, or with respect to any loss or fluctuation in the market value after the purchase or sale of such shares. However, nothing contained herein shall affect a Participant's right to bring a cause of action based on alleged violations of federal securities laws.


     Interpretation and Regulation of the Plan
     -----------------------------------------

     The officers of the Company are authorized to take such actions to carry out the Plan as may be consistent with the Plan's terms and conditions. The Company reserves the right to interpret and regulate the Plan as the Company deems desirable or necessary in connection with the Plan's operations.

     Change or Termination of the Plan
     ---------------------------------

     The Company may suspend, modify or terminate the Plan at any time, in whole, in part or in respect of Participants in one or more jurisdictions, without the approval of Participants. Notice of such suspension, modification or termination will be sent to all affected Participants, who will in all events have the right to withdraw from participation. Upon any whole or partial termination of the Plan by the Company, each affected Participant will receive (i) a certificate for all of the whole shares of Common Stock credited to his account,
(ii) a check for any dividends and cash investments credited to his account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to his account. Such fraction of a share shall be valued at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in the Midwest Edition of The Wall Street Journal for the trading day preceding the date of termination.

     Termination of Participation by the Company
     -------------------------------------------

     If a Participant does not have at least one whole share of Common Stock credited to his account, or does not own any Eligible Securities for which cash dividends are designated for reinvestment pursuant to the Plan, the Participant's participation in the Plan may be terminated by the Company upon written notice to the Participant. Additionally, the Company may terminate any Participant's participation in the Plan after written notice mailed in advance to such Participant at the address appearing on the Administrator's records. A Participant whose participation has been terminated will receive (i) a certificate for all of the whole shares of Common Stock credited to his account, (ii) a check for any dividends and cash investments credited to his account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to his account. Such fraction of a share shall be valued at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in the Midwest Edition of The Wall Street Journal for the trading day preceding the date of termination.

                         PLAN OF DISTRIBUTION

     The Common Stock being offered hereby is offered pursuant to the Plan, the terms of which provide for the purchase of shares of Common Stock, either newly issued shares or shares held in the treasury of the Company, directly from the Company, or, at the Company's option, by an Independent Agent in the open market or in privately negotiated transactions.

     The Company will pay all administrative costs and expenses associated with the Plan. In addition, the Company will pay any brokerage commissions and any applicable transfer taxes and service charges related to shares purchased under the Plan. Participants requesting that the shares of Common Stock credited to their accounts be sold in the open market will be required to pay any brokerage commissions and any applicable transfer taxes and service charges with respect to any shares of Common Stock sold. Such costs will be included as adjustments to sales prices.

                     DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock. The description of the Common Stock is incorporated by reference into this Prospectus. See "Incorporation of Certain Documents by Reference" for information on how to obtain a copy of this description. At March 31, 1996, there were 75,681,937 shares of Common Stock issued and outstanding.

                                EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             LEGAL MATTERS

     Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Schiff Hardin & Waite, Chicago, Illinois.

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution
- -----------------------------------------------------

     The following table sets forth all expenses in connection with the distribution of the shares of Common Stock being registered. All amounts shown below are estimates, except the registration fee:

          Registration fee of Securities and
               Exchange Commission  . . . . . . . . .       $44,181.03
          New York Stock Exchange listing Fees  . . .        35,000.00
          Accountants' fees and expenses  . . . . . .         5,000.00
          Legal fees and expenses . . . . . . . . . .        20,000.00
          Miscellaneous . . . . . . . . . . . . . . .         5,818.97


               TOTAL  . . . . . . . . . . . . . . . .     $ 110,000.00
                                                         =============

Item 15.  Indemnification of Directors and Officers
- ---------------------------------------------------

     Under Section 8.75 of the Illinois Business Corporation Act of 1983, the Company is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding to which person is made a party or threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the Company, or serving or having served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of the Company who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such person.

     The Company's By-Laws provide, in substance, that the Company shall, to the fullest extent permitted under the Illinois Business Corporation Act of 1983, indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is made a party or threatened to be made a party by reason of such person being or having been a director, officer, employee, trustee or fiduciary of the Company or of a Company-sponsored or Company-administered trust or benefit plan, or serving or having served at the request of the Company in one or more of the foregoing capacities with another corporation, partnership, joint venture, trust, benefit plan or other enterprise. The indemnification is not exclusive of other rights and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.


Item 16. Exhibits
- ------------------

          The Exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this Registration Statement.


Item 17.  Undertakings
- ----------------------

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs 1(a) and 1(b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, and
State of Illinois, on this    13th day of June, 1996.

                                   ILLINOVA CORPORATION
                                   (Registrant)



                                   By:    /s/ Larry F. Altenbaumer
                                        ------------------------------
                                        Larry F. Altenbaumer
                                        Chief Financial Officer,
                                        Treasurer and Controller

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that Illinova Corporation and each of the undersigned officers and directors of Illinova Corporation hereby constitute and appoint each of Larry D. Haab, Larry F. Altenbaumer and Leah Manning Stetzner the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution for and in the name, place and stead of the undersigned, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on behalf of Illinova Corporation by the following persons in the capacities as officers or directors, as indicated below, of Illinova Corporation and on the dates indicated.


            Signature                        Title               Date
           -----------                      -------             ------


 /s/ Larry D. Haab*                  Chairman, President,   June 13, 1996
 ------------------------------      Chief Executive
 Larry D. Haab                       Officer and Director
 (Principal Executive Officer)


 /s/ Larry F. Altenbaumer            Chief Financial        June 13, 1996
 ------------------------------      Officer, Treasurer
 Larry F. Altenbaumer                and Controller
 (Principal Financial and
 Accounting Officer)

 /s/ Richard R. Berry*               Director               June 13, 1996
 ------------------------------
 Richard R. Berry


 /s/ C. Steven McMillan*             Director               June 13, 1996
 ------------------------------
 C. Steven McMillan

            Signature                        Title               Date
           -----------                      -------             ------


 /s/ Donald S. Perkins*              Director               June 13, 1996
 ------------------------------
 Donald S. Perkins


 /s/ Robert M. Powers*               Director               June 13, 1996
 ------------------------------
 Robert M. Powers

 /s/ Walter D. Scott*                Director               June 13, 1996
 ------------------------------
 Walter D. Scott


 /s/ Ronald L. Thompson*             Director               June 13, 1996
 ------------------------------
 Ronald L. Thompson

 /s/ Walter M. Vannoy*               Director               June 13, 1996
 ------------------------------
 Walter M. Vannoy


 /s/ Marilou von Ferstel*            Director               June 13, 1996
 ------------------------------
 Marilou von Ferstel


 /s/ John D. Zeglis*                 Director               June 13, 1996
 ------------------------------
 John D. Zeglis

 /s/ Vernon K. Zimmerman*            Director               June 13, 1996
 ------------------------------
 Vernon K. Zimmerman

*By: /s/Larry F. Altenbaumer
 -----------------------------
 Larry F. Altenbaumer,
 as Attorney-in-Fact

                           INDEX TO EXHIBITS



     Exhibit
      Index                             Exhibit               Page No.

     3.1* Articles of Incorporation of the Company, as amended. Filed as Exhibit 3(a) to the Quarterly Report on Form 10-Q under the
               Securities Exchange Act of 1934 for the
               quarter ended September 30, 1994 (File
               No. 1-3004).

     3.2* Statement of Correction to the Articles of Incorporation of the Company, as amended. Filed as Exhibit 3(b) to the Quarterly Report on Form 10-Q under the Securities Exchange Act of 1934 for the quarter ended September 30, 1994 (File No. 1-3004).

     3.3*      By-Laws of the Company.  Filed as Exhibit
               3(b)(2) to the Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1994 (File
               No. 1-3004).


       4       Form of Illinova Investment Plus.**

       5       Opinion of Schiff Hardin & Waite.**

      23.1     Consent of Price Waterhouse LLP.**

      23.2 Consent of Schiff Hardin & Waite (included in its opinion filed as Exhibit 5).**

      24       Powers of Attorney (as set forth in the
               signature pages hereto).**





- ---------------------
*  Incorporated herein by reference as indicated.

** Previously filed.


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